Exhibit 10.51

BROOKFIELD ASSET MANAGEMENT INC.

- and -

GENERAL GROWTH PROPERTIES, INC.

RELATIONSHIP AGREEMENT

November 9, 2010

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION		3
1.1	Definitions	3
1.2	Headings and Table of Contents	5
1.3	Gender and Number	5
1.4	Invalidity of Provisions	5
1.5	Entire Agreement	6
1.6	Waiver, Amendment	6
1.7	Governing Law	6

ARTICLE 2
ACQUISITIONS		6
2.1	Primary Vehicle	6
2.2	No Exclusivity and Limitations on Acquisition Opportunities	7
2.3	Corporate Opportunity	8

ARTICLE 3
REPRESENTATIONS AND WARRANTIES		8
3.1	Representations and Warranties of Brookfield	8
3.2	Representations and Warranties of GGP	9

ARTICLE 4
TERMINATION		10
4.1	Term	10
4.2	Termination	10

ARTICLE 5
LIMITATION OF LIABILITY		10
5.1	No Liability	10
5.2	Survival	10

ARTICLE 6
GENERAL PROVISIONS		10
6.1	Assignment	10
6.2	Enurement	11
6.3	Notices	11
6.4	Further Assurances	12
6.5	Counterparts	12

RELATIONSHIP AGREEMENT

THIS AGREEMENT made as of the     th day of               , 2010.

B E T W E E N:

BROOKFIELD ASSET MANAGEMENT INC. (“Brookfield”), a corporation existing under the laws of the Province of Ontario

-and-

GENERAL GROWTH PROPERTIES, INC. (“GGP”), a corporation existing under the laws of the state of Delaware

RECITALS:

A.                                   Members of the GGP Group (as defined below) directly or indirectly own and operate regional shopping malls (“Regional Malls”) located throughout the United States;

B.                                     An affiliate of Brookfield has entered into an agreement to sponsor the recapitalization of GGP on the terms and subject to the conditions set forth in the CIA; and

C.                                     As a condition to the obligation of GGP to consummate the transactions contemplated by the CIA, Brookfield has agreed to enter into this Agreement (as defined below) to provide GGP with the benefit of being associated with the broader Brookfield platform in accessing potential acquisition and development opportunities for Regional Malls in the United States and Canada.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

ARTICLE 1
INTERPRETATION

1.1                                                                               Definitions

In this Agreement, except where the context otherwise requires, the following terms will have the following meanings:

1.1.1                                  “Affiliate” means, with respect to a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by such Person, or is under common Control of a third Person;

1.1.2                                  “Agreement” means this Relationship Agreement as the same may be amended from time to time, and “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this Agreement and include every instrument supplemental or ancillary to this Agreement and, except where the context otherwise requires, not to any particular article or section thereof;

1.1.3                                  “Brookfield” has the meaning assigned thereto in the preamble;

1.1.4                                  “Brookfield Group” means Brookfield and its Affiliates and their respective officers, directors, agents, members or partners (but excluding, for greater certainty, any member of the GGP Group);

1.1.5                                  “Brookfield Letter” means the letter agreement entered into between Brookfield and General Growth dated          , 2010,

1.1.6                                  “Business Day” means any day, other than a Saturday, a Sunday or any legal holiday recognized as such by banks in New York;

1.1.7                                  “CIA” means the Cornerstone Investment Agreement between REP Investments LLC and GGP, dated as of March 31, 2010, as the same may be modified or amended from time to time.

1.1.8                                  “Control” means the control of one Person of another Person in accordance with the following:  a Person (“A”) controls another Person (“B”) where A has the power to determine the management and policies of B by contract or status (for example the status of A being the general partner of B) or by virtue of beneficial ownership of a majority of the voting interests in B; and for certainty and without limitation, if A owns shares to which more than 50% of the votes permitted to be cast in the election of directors to the Governing Body of B or A is the general partner of B, a limited partnership, or A is the managing member of B, a limited liability company then in each case A Controls B for this purpose;

1.1.9                                  “Effective Date” means the date on which the transactions contemplated in the CIA are consummated in accordance with the terms of the CIA;

1.1.10                            “GGO” means General Growth Opportunities, Inc., a corporation existing under the laws of the state of Delaware;

1.1.11                            “GGO Management Agreement” means the management services agreement to be entered into by an Affiliate of Brookfield and GGO;

1.1.12                            “GGP Group” means GGP, the Operating Partnership and any other direct or indirect Subsidiary of GGP;

1.1.13                            “Governing Body” means (i) with respect to a corporation or limited company, the board of directors of such corporation or limited company, (ii) with respect to a limited liability company, the manager(s) or managing partner(s) of such limited liability company, (iii) with respect to a partnership, the board, committee or other body of the general partner of such partnership that serves a similar function (or if any such general partner is itself a partnership, the board, committee or other body of such general partner’s general partner that serves a similar function) and (iv) with respect to any other Person, the body of such Person that serves a similar function;

1.1.14                            “Liabilities” means any claims, liabilities, losses, damages, costs or expenses (including legal fees) incurred or threatened in connection with any and all actions, suits, investigations, proceedings or claims of any kind whatsoever, whether arising under statute or action of a regulatory authority or otherwise or in connection with the business, investments and activities in respect of or arising from this Agreement;

1.1.15                            “Operating Partnership” means GGP Limited Partnership, a Delaware limited partnership and a Subsidiary of GGP.

1.1.16                            “Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

1.1.17                            “Regional Mall” means an enclosed shopping centre with more  than 750,000 square feet of enclosed shopping space;

1.1.18                            “Subsidiary” means, with respect to any Person, (i) any other Person that is directly or indirectly Controlled by such Person, (ii) any trust in which such Person holds all of the beneficial interests or (iii) any partnership, limited liability company or similar entity in which such Person holds all of the interests other than the interests of any general partner, managing member or similar Person;

1.1.19                            “Target Area” has the meaning assigned thereto in Section 2.1

1.1.20                            “Target Opportunity” has the meaning assigned thereto in Section 2.1; and

1.1.21                            “Term” has the meaning assigned thereto in Section 4.1.

1.2                                                                               Headings and Table of Contents

The inclusion of headings and a table of contents in this Agreement are for convenience of reference only and will not affect the construction or interpretation hereof.

1.3                                                                               Gender and Number

In this Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing gender include all genders or the neuter, and words importing the neuter include all genders.

1.4                                                                               Invalidity of Provisions

Each of the provisions contained in this Agreement is distinct and severable and a declaration of invalidity or unenforceability of any such provision or part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any other provision hereof. To the extent permitted by applicable law, the parties waive any provision of law which renders any provision of this Agreement invalid or unenforceable in any respect.  The parties will engage in good faith negotiations to replace any provision which is declared invalid or unenforceable with a valid and enforceable provision, the economic effect of which comes as close as possible to that of the invalid or unenforceable provision which it replaces.

1.5                                                                               Entire Agreement

This Agreement constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement.  For greater certainty, this agreement supercedes and replaces any covenant in either the CIA or the Brookfield Letter regarding the subject matter contained herein.  There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in this Agreement.  No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this Agreement, or any amendment or supplement thereto, by any party to this Agreement or its directors, officers, employees or agents, to any other party to this Agreement or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of this Agreement, and none of the parties to this Agreement has been induced to enter into this Agreement or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact.  Accordingly, there will be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.6                                                                               Waiver, Amendment

Except as expressly provided in this Agreement, no amendment or waiver of this Agreement will be binding unless executed in writing by the party to be bound thereby.  No waiver of any provision of this Agreement will constitute a waiver of any other provision nor will any waiver of any provision of this Agreement constitute a continuing waiver unless otherwise expressly provided.

1.7                                                                               Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

ARTICLE 2
ACQUISITIONS

2.1                                                                               Primary Vehicle

On the basis and Subject to the other terms in this Article 2, Brookfield agrees that, during the Term, the GGP Group will serve as the primary vehicle through which opportunities presented to Brookfield and its Affiliates to acquire or develop Regional Malls or portfolios of Regional Malls (“Target Opportunities”) in Canada and the United States (the “Target Area”) will be made by Brookfield and its Affiliates.

2.2                                                                               No Exclusivity and Limitations on Acquisition Opportunities

2.2.1                                  GGP acknowledges and agrees that:

2.2.1.1                                  GGO has requested that an Affiliate of Brookfield provide certain management services to GGO pursuant to the GGO Management Agreement and nothing in this Agreement shall restrict or limit members of the Brookfield Group from performing their obligations under the GGO Management Agreement or from acting in a similar capacity in relation to GGO following the term of the GGO Management Agreement.

2.2.1.2                                  Nothing in this Agreement shall require Brookfield to allocate any minimum level of dedicated resources for the pursuit of Target Opportunities.  Members of the Brookfield Group have established or advise, and may continue to establish or advise, other Persons that rely on the diligence, skill and business contacts of the Brookfield Group’s professionals and the information and acquisition opportunities they generate during the normal course of their activities.

2.2.1.3                                  The members of the Brookfield Group carry on a diverse range of businesses in the Target Area and worldwide, including the development, ownership and/or management of office properties and other real estate assets, homebuilding operations, and investing and advising on investing in any of the foregoing or loans, debt instruments and other securities  with underlying real estate collateral or exposure including Regional Malls, both as principal and through other public companies that are Brookfield Affiliates or through private investment vehicles and accounts established or managed by Brookfield Affiliates.  Except as explicitly provided herein, nothing in this Agreement shall in any way limit or restrict members of the Brookfield Group from carrying on their respective business and in particular:

2.2.1.3.1                                                      Nothing shall limit or restrict the ability of the Brookfield Group from making any investment recommendation or taking any other action in connection with  its public securities advisory businesses;

2.2.1.3.2                                                      Nothing herein shall limit or restrict any Member of the Brookfield Group from investing in any loans or debt securities outside of its public securities advisory businesses or from taking any action in connection with any loan or debt security notwithstanding that the underlying collateral is comprised of or includes a Regional Mall or portfolio or Regional Malls in the Target Area provided that the original purpose of the investment was not to acquire a Controlling interest in a Regional Mall or portfolio consisting primarily of Regional Malls; and

2.2.1.3.3                                                      The Brookfield Group has established and manages a real estate investment turnaround program and a general real estate opportunity fund whose investment objectives include Target Opportunities in the

Target Area and may in the future establish similar funds (“Brookfield Funds”). Nothing herein shall limit or restrict Brookfield or any member of the Brookfield Group from establishing or advising a Brookfield Fund or carrying out any investment provided that for any investment carried out by a Brookfield Fund that involves a Target Opportunity in the Target Area the GGP Group will be offered the opportunity to take up a portion of Brookfield’s share of such Target Opportunity (subject to any limitations required by Brookfield Fund investors) and, where applicable be the property manager of the underlying Regional Mall(s).

2.2.1.3.4                                                      Nothing herein shall in any way restrict Brookfield from acquiring or holding an investment of less than 5% of the outstanding shares of any publicly traded company or from carrying out any other investment of a company or real estate portfolio where the underlying assets do not principally constitute Regional Malls.

2.2.1.4                                  In the event that GGP  declines any Target Opportunity  that Brookfield has made available to the GGP Group (or does not confirm that it wishes to pursue such opportunity within a reasonable period of time after such opportunity has been presented), Brookfield may pursue such Target Opportunity for its own account, without restriction.

2.3                                                                               Corporate Opportunity.

Promptly following the date hereof, GGP shall seek to adopt by resolution of its board of directors resolutions in the form attached as Exhibit A hereto.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

3.1                                                                               Representations and Warranties of Brookfield

Brookfield hereby represents and warrants that:

3.1.1                                  it is validly organized and existing under the relevant laws governing its formation and existence;

3.1.2                                  it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.1.3                                  it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.1.4                                  the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

3.1.5                                  no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

3.1.6                                  this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

3.2                                                                               Representations and Warranties of GGP

GGP hereby represents and warrants that:

3.2.1                                  it is validly organized and existing under the relevant laws governing its formation and existence;

3.2.2                                  it has the power, capacity and authority to enter into this Agreement and to perform its duties and obligations hereunder;

3.2.3                                  it has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

3.2.4                                  the execution and delivery of this Agreement by it and the performance by it of its obligations hereunder do not and will not contravene, breach or result in any default under its articles, by-laws, constituent documents or other organizational documents;

3.2.5                                  no authorization, consent or approval, or filing with or notice to any Person is required in connection with the execution, delivery or performance by it of this Agreement; and

3.2.6                                  this Agreement constitutes a valid and legally binding obligation of it enforceable against it in accordance with its terms, subject to:  (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, reorganization and other laws of general application limiting the enforcement of creditors’ rights and remedies generally; and (ii) general principles of equity, including standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

ARTICLE 4
TERMINATION

4.1                                                                               Term

The term of this Agreement (“Term”) will begin on the Effective Date and will continue in full force and effect for so long as Brookfield is entitled to nominate three directors to the Board of Directors of GGP.

4.2                                                                               Termination

The rights and obligations of the parties to this Agreement will terminate and no longer be of any effect concurrently with the termination of this Agreement in accordance with its terms, other than Article 5, which shall survive termination.

ARTICLE 5
LIMITATION OF LIABILITY

5.1                                                                               No Liability

GGP hereby agrees that no member of the Brookfield Group, nor any director, officer, agent, member, partner, shareholder or employee of any member of the Brookfield Group, will be liable to any member of the GGP Group for any Liabilities that may occur as a result of any acts or omissions by any member of the Brookfield Group pursuant to or in accordance with this Agreement, except to the extent that such Liabilities are finally determined by a final and non-appealable judgment entered by a court of competent jurisdiction to have resulted from a Brookfield Group member’s bad faith, fraud, wilful misconduct, gross negligence, or in the case of a criminal matter, conduct undertaken with knowledge that the conduct was unlawful.  For greater certainty, Brookfield makes no representations or warranties of any kind whatsoever regarding the suitability or characteristics of any Target Opportunity that may be presented or its ability to source or make available Target Opportunities or concerning any other matter whatsoever, and the parties agree that nothing herein or the activities of the Brookfield Group contemplated hereby constitutes investment advice or establishes any fiduciary duties on the part of any member of the Brookfield Group to any member of the GGP Group.

5.2                                                                               Survival

The provisions of this Article 5 will survive the termination of this Agreement.

ARTICLE 6
GENERAL PROVISIONS

6.1                                                                               Assignment

6.1.1                                  None of the rights or obligations hereunder shall be assignable or transferable by any party without the prior written consent of the other party.

6.1.2                                  Any purported assignment of this Agreement in violation of this Article 6 shall be null and void.

6.2                                                                               Enurement

This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

6.3                                                                               Notices

Any notice or other communication required or permitted to be given hereunder will be in writing and will be given by prepaid first-class mail, by facsimile or other means of electronic communication or by hand-delivery as hereinafter provided.  Any such notice or other communication, if mailed by prepaid first-class mail at any time other than during a general discontinuance of postal service due to strike, lockout or otherwise, will be deemed to have been received on the 4th Business Day after the post-marked date thereof, or if sent by facsimile or other means of electronic communication, will be deemed to have been received on the Business Day following the sending, or if delivered by hand will be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee.  Notice of change of address will also be governed by this section.  In the event of a general discontinuance of postal service due to strike, lock-out or otherwise, notices or other communications will be delivered by hand or sent by facsimile or other means of electronic communication and will be deemed to have been received in accordance with this section. Notices and other communications will be addressed as follows:

6.3.1                                  if to GGP:

General Growth Properties, Inc.

110 N. Wacker Drive

Chicago, IL 60606

Attention:              Secretary
Telecopier number:     312-960-5485

6.3.2                                  if to Brookfield:

Brookfield Asset Management Inc.
Suite 300, Brookfield Place
181 Bay Street, Box 762,
Toronto, Ontario
M5J 2T3

Attention:              General Counsel
Telecopier number:     416-365-9642

6.4                                                                               Further Assurances

Each of the parties hereto will promptly do, make, execute or deliver, or cause to be done, made, executed or delivered, all such further acts, documents and things as the other party hereto may reasonably require from time to time for the purpose of giving effect to this Agreement and will use reasonable efforts and take all such steps as may be reasonably within its power to implement to their full extent the provisions of this Agreement.

6.5                                                                               Counterparts

This Agreement may be signed in counterparts and each of such counterparts will constitute an original document and such counterparts, taken together, will constitute one and the same instrument.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF the parties have executed this Agreement as of the day and year first above written.

BROOKFIELD ASSET MANAGEMENT, INC.

By:	/s/ Joe Freedman
Name: Joe Freedman
Title: Senior Managing Partner

By:	/s/ Jeffrey Haar
Name: Jeffrey Haar
Title: Senior Vice President, Legal

[Signature Page to Brookfield Relationship Agreement]

GENERAL GROWTH PROPERTIES, INC.

By:	/s/ Thomas H. Nolan, Jr.
Name: Thomas H. Nolan, Jr.
Title: President

[Signature Page to Brookfield Relationship Agreement]

EXHIBIT A

WHEREAS, the Corporation recognizes that none of its independent directors is a full-time employee of the Corporation (the “Independent Directors”) and that the Independent Directors have, and may in the future have, interests in other real estate business activities; and

WHEREAS, the Corporation recognizes that the Independent Directors are engaged in investment and other activities in which they may learn of real estate and other related opportunities in their capacities outside of the Corporation.

NOW, THEREFORE, BE IT RESOLVED, that, pursuant to Delaware General Corporation Law Section 122(17), the Independent Directors are not obligated to limit their interests or activities outside of the Corporation or to notify the Corporation of any opportunities that may arise in connection therewith, even if such opportunities are complementary to or in competition with the Corporation’s businesses;

FURTHER RESOLVED, that if any potential business opportunity is expressly presented or offered to the Corporation or any Independent Director directly and exclusively in his or her capacity as an Independent Director of the Corporation (a “Restricted Opportunity”), then such Independent Director may not pursue the Restricted Opportunity, directly or indirectly through a controlled affiliate in which such Independent Director has an ownership interest, without the approval of the Independent Directors of the Board of Directors or a duly designated committed committee thereof (excluding the Independent Director in question);

FURTHER RESOLVED, that if a majority of the Independent Directors of the Board of Directors or a duly designated committee thereof (excluding the Independent Director in question) declines to pursue or use a Restricted Opportunity, such opportunity shall cease to be a Restricted Opportunity; and

FURTHER RESOLVED, that no opportunity that the Corporation’s Chief Legal Officer or outside counsel determines is not a “corporate opportunity” required to be offered to the Corporation under applicable law will be deemed to be a Restricted Opportunity.